Exhibit 99.1

AtaiBeckley Reports First Quarter 2026 Financial Results and Provides Program and Business Update

•	Phase 3 pivotal program initiation for BPL-003 in treatment-resistant depression on track for Q2 2026
•	VLS-01 Phase 2 Elumina topline results anticipated in Q4 2026
•	Consistent, convergent improvements demonstrated in EMP-01 Phase 2a trial across independent clinician-rated and patient-reported outcomes in Social Anxiety Disorder
•	Cash and cash equivalents expected to fund operations through anticipated BPL-003 Phase 3 topline readouts, with runway into 2029

NEW YORK, UNITED STATES – May 12, 2026 – AtaiBeckley Inc. (NASDAQ: ATAI) (“AtaiBeckley” or “Company”), a clinical-stage biotechnology company on a mission to transform patient outcomes by developing rapid-acting, durable and convenient mental health treatments, today reported financial results for the first quarter ended March 31, 2026, and provided a business update across its clinical pipeline.

First Quarter 2026 Highlights
•	BPL-003 (TRD): Phase 3 pivotal ReConnection program on track to initiate in Q2 2026.
•	VLS-01 (TRD): Elumina Phase 2 topline results anticipated in Q4 2026.
•	EMP-01 (SAD): Phase 2a data provided validation of EMP-01’s potential in Social Anxiety Disorder.
•	Corporate: Inclusion during Q1 2026 in the S&P Biotechnology Select Industry Index and CRSP U.S. indices, which are tracked by a broad range of institutional and passive investor exposure.
•	Cash position: Cash and cash equivalents as of March 31, 2026 expected to fund operations through anticipated BPL-003 Phase 3 topline readouts, with runway into 2029.

Srinivas Rao, Co-Founder and Chief Executive Officer of AtaiBeckley, said: “Our $209.9 million in cash is expected to provide a runway through our anticipated Phase 3 topline readouts for BPL-003, as we advance toward the late-stage execution phase. Our near-term priority is initiating the Phase 3 ReConnection program for BPL-003 this quarter, while VLS-01 continues to progress toward anticipated Phase 2 topline results later this year. The positive Phase 2a data for EMP-01 further demonstrated its potential in Social Anxiety Disorder. Collectively, our capital position, pipeline breadth, and multiple near- and mid-term clinical catalysts position us well as we seek to build sustained clinical and shareholder value.”

Program Updates
BPL-003: mebufotenin benzoate nasal spray for treatment-resistant depression (TRD)
•	On track to initiate Phase 3 program in Q2 2026, following a successful End-of-Phase 2 meeting with the FDA and incorporating regulatory feedback into a registrational Phase 3 design.
•	Phase 3 program consists of two pivotal studies:
o	ReConnection‑1 (~350 patients)
o	ReConnection‑2 (~230 patients)
•	Primary endpoint: change from baseline in MADRS total score at Week 4.
•
Both studies include a 52‑week open‑label extension (OLE), allowing individualized 8mg BPL-003 retreatment at 8-week or 12-week intervals with the aim of maintaining remission and evaluating durability and longer‑term safety.

•	Phase 2a Part 4 (two‑dose induction + SSRIs) cohort initial data on track for Q4 2026.

VLS-01: dimethyltryptamine (DMT) buccal film for TRD
•	Elumina Phase 2 study progressing as planned, with topline results anticipated in Q4 2026

EMP-01: Oral R-enantiomer of 3,4-methylenedioxy-methamphetamine (R-MDMA) for social anxiety disorder (SAD)
•
Phase 2a results demonstrated clinically meaningful and consistent improvements across clinician-rated symptoms, patient-reported experience, and real-world behavioral outcomes, providing further evidence of EMP-01’s therapeutic potential in SAD.

Business Updates
•
Index inclusions: During the first quarter of 2026, AtaiBeckley was added to the S&P Biotechnology Select Industry Index and multiple CRSP U.S. equity indices, expanding eligibility for index‑tracking and passive investment vehicles.

•
In February 2026, AtaiBeckley appointed Michael Faerm as Chief Financial Officer, effective March 9, 2026, bringing more than 25 years of life sciences and capital markets experience, to lead the Company’s financial strategy as BPL-003 advances toward Phase 3.

Anticipated Upcoming Milestones
•	Q2 2026: Initiation of BPL-003 Phase 3 ReConnection program
•	Q4 2026: VLS-01 Elumina Phase 2 topline results
•	Q4 2026: BPL-003 Phase 2a Part 4 initial data
•	Early 2029: BPL-003 Phase 3 topline readouts

Consolidated Financial Results
Cash, cash equivalents, and short-term securities (primarily US treasuries): As of March 31, 2026, the Company had cash, cash equivalents and short-term securities of $209.9 million compared to $220.7 million as of December 31, 2025. The $10.8 million decrease is primarily attributable to $21.1 million used in operations, partially offset by $9.5 million in proceeds from sale of equity holdings. The Company expects its cash, cash equivalents, short-term investments and other liquid assets to fund operations into 2029.

Research and development (R&D) expenses: R&D expenses were $17.4 million for the three months ended March 31, 2026 as compared to $11.3 million for the same prior year period. The year-over-year increase of $6.1 million was primarily attributable to higher clinical development and related costs in support of BPL-003, VLS-01 and EMP-01, as well as increased personnel-related expenses as a result of our strategic combination with Beckley Psytech in November 2025.

General and administrative (G&A) expenses: G&A expenses for the three months ended March 31, 2026, were $14.4 million as compared to $10.6 million for the same prior year period. The year-over-year increase of $3.8 million was primarily attributable to increased legal, intellectual property, and professional service expenses and increased personnel-related expenses.

Net loss: Net loss attributable to stockholders for the three months ended March 31, 2026, was $29.8 million as compared to $26.4 million for the comparable prior year period.

About AtaiBeckley Inc.
AtaiBeckley is a clinical-stage biotechnology company on a mission to transform patient outcomes by developing rapid-acting, durable, and convenient mental health treatments. AtaiBeckley’s pipeline of novel therapies includes BPL-003 (mebufotenin benzoate nasal spray) for treatment-resistant depression (TRD), VLS-01 (DMT buccal film) for TRD and EMP-01 ((R)-MDMA HCI) for social anxiety disorder. BPL-003 is in Phase 3 planning, VLS-01 and EMP-01 are in Phase 2 clinical development. The Company is also advancing a drug discovery program to identify novel, non-hallucinogenic 5-HT2AR agonists for opioid use disorder and TRD. These programs aim to create breakthroughs in mental health through transformative interventional psychiatry therapies that can integrate seamlessly into healthcare systems.

For the latest updates and to learn more about the AtaiBeckley mission, visit www.ataibeckley.com or follow the Company on LinkedIn and on X.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “anticipate,” “initiate,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things: our business strategy and plans; the potential, success, cost and timing of development of our product candidates, including the progress of preclinical and clinical trials and related milestones; the outcome of past and future interactions with regulatory authorities and our expectations regarding the regulatory pathway for our product candidates; expectations regarding our cash runway and the sufficiency of our cash resources to fund operations through particular milestones; statements regarding our ability to create value for stockholders; and the plans and objectives of management for future operations, research and development and capital expenditures.

Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the important factors described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) or Quarterly Reports on Form 10-Q filed with the SEC, as such factors may be updated from time to time in our other filings with the SEC. Any forward-looking statements made herein speak only as of the date of this press release, and you should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance or achievements reflected in the forward-looking statements will be achieved or will occur.  We disclaim any obligation to update or revise any forward-looking statements contained in this press release, other than to the extent required by applicable law.

Contact Information:
Investors:
Jason Awe, PhD
VP, Investor Relations
IR@ataibeckley.com

Media:
Charlotte Chorley
Associate Director, Communications
PR@ataibeckley.com

-          Financial Statements Attached --

ATAIBECKLEY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2026	2025
	(unaudited)
Revenue	$954	$1,555
Operating expenses:
Research and development	17,414	11,328
General and administrative	14,441	10,597
Total operating expenses	31,855	21,925
Loss from operations	(30,901)	(20,370)
Other income (expense), net	1,119	(5,939)
Net loss before income taxes	(29,782)	(26,309)
Provision for income taxes	(20)	(156)
Net loss	(29,802)	(26,465)
Net loss attributable to noncontrolling interests	(20)	(34)
Net loss attributable to AtaiBeckley Inc. stockholders	$(29,782)	$(26,431)
Net loss per share attributable to AtaiBeckley Inc. stockholders — basic and diluted	$(0.08)	$(0.15)
Weighted average shares of common stock outstanding attributable to AtaiBeckley Inc. stockholders — basic and diluted	357,421,528	176,271,176

ATAIBECKLEY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	March 31,	December 31,
	2026	2025
Assets	(unaudited)
Cash and cash equivalents	$43,102	$85,300
Securities carried at fair value	166,756	135,351
Other current investments held at fair value	20,909	35,389
Prepaid expenses and other current assets	19,299	19,644
Property and equipment, net	2,086	2,166
Operating lease right-of-use assets, net	1,774	1,846
Intangible assets, net	2,763	2,851
Goodwill	331	331
Digital assets	6,765	8,735
Other assets	1,092	1,110
Total assets	$264,877	$292,723
Liabilities and Stockholders’ Equity
Accounts payable	$10,785	$4,906
Accrued liabilities	9,847	14,168
Current portion of lease liabilities	310	271
Deferred revenue	1,480	1,524
Other current liabilities	2,542	2,610
Contingent consideration liability - related party	104	104
Contingent consideration liabilities	205	205
Noncurrent portion of lease liabilities	1,690	1,801
Pre-funded warrant liabilities	38,397	44,379
Other liabilities	738	754
Total stockholders’ equity attributable to AtaiBeckley Inc. stockholders	198,683	221,874
Noncontrolling interests	96	127
Total liabilities and stockholders’ equity	$264,877	$292,723